Aktis Oncology Reports Financial Results and Business Highlights for the Second Quarter 2026

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Presented first-in-human clinical imaging and dosimetry data for AKY-2519, supporting a broad clinical development program in patients with prostate, lung, and other B7-H3 expressing solid tumors
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Enrolling patients in Phase 1b trial of AKY-1189 in locally advanced or metastatic urothelial cancer (mUC) and other Nectin-4 expressing solid tumors
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Initiated Phase 1b trial of AKY-2519 in metastatic castration-resistant prostate cancer (mCRPC)
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On track to initiate Phase 1b trial of AKY-2519 in other B7-H3 expressing solid tumors, including lung cancers, in the second half of 2026

BOSTON, August 13, 2026 (GLOBE NEWSWIRE) -- Aktis Oncology, Inc. (NASDAQ:AKTS) (“Aktis” or the “Company”), a clinical-stage oncology company focused on expanding the breakthrough potential of targeted radiopharmaceuticals to large populations, including those not addressed by existing platform technologies, today reported financial results and business highlights for the second quarter ended June 30, 2026.

“This was a quarter of strong execution for Aktis, focused on generating clinical data and building infrastructure to support our clinical pipeline,” said Matthew Roden, Ph.D., President and Chief Executive Officer of Aktis Oncology. “Our AKY-2519 clinical imaging and dosimetry data presented at ASCO generated significant enthusiasm among clinical investigators, helping to advance enrollment in the ongoing Phase 1b trials of AKY-1189 and AKY-2519, and setting the stage for a data-rich 2027.”

Dr. Roden added, “In the second half of 2026, we expect to initiate the Phase 1b trial with AKY-2519 in B7-H3 expressing solid tumors, representing our third Phase 1b trial. We also expect to continue operationalizing our internal GMP facility as part of our comprehensive strategy to enable our own clinical supply for our pipeline. We believe that the breadth of our pipeline, together with our proprietary miniprotein radioconjugate platform and reliable end-to-end supply chain, position us for leadership in targeted radiopharmaceuticals.”

Second quarter 2026 and recent business highlights

AKY-1189 highlights

AKY-1189 is a novel, clinical-stage miniprotein radioconjugate designed to selectively deliver actinium-225 (225Ac) to tumors expressing Nectin-4, a clinically and commercially validated target expressed in several tumor types, including urothelial and breast.

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Continued to enroll patients in ongoing Phase 1b, multicenter, open-label NECTINIUM-2 clinical trial of AKY-1189 in patients with locally advanced or mUC, breast cancer, and other Nectin-4 expressing solid tumors.

AKY-2519 highlights

AKY-2519 is a novel, clinical-stage miniprotein radioconjugate designed to selectively deliver 225Ac to tumors expressing B7-H3, a clinically validated target expressed in prostate, lung, and other solid tumor cancers.

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Presented first-in-human clinical imaging and dosimetry data for AKY-2519 across several B7-H3 expressing tumor types, including mCRPC, at the American Society of Clinical Oncology (ASCO) Annual Meeting in May 2026.
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Data demonstrated robust tumor uptake and retention of AKY-2519 with limited normal tissue exposure, suggesting the potential for a wide therapeutic window and differentiated profile compared to approved radiopharmaceuticals.
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Imaging and dosimetry with AKY-2519 were generally well tolerated, with no reported adverse events or infusion-related reactions. For more information, read the press release here.
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Enrolling patients in Phase 1b, multicenter, open-label BActinium-1 clinical trial of AKY-2519 in PLUVICTO®-naïve and -experienced patients with mCRPC.
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Cleared regulatory review to initiate Phase 1b, multicenter, open-label BActinium-2 clinical trial of AKY-2519 in patients with various other B7-H3 expressing tumors.

Anticipated milestones for the next 12 months

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AKY-1189:
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Expect preliminary data from the ongoing Phase 1b NECTINIUM-2 clinical trial in the first quarter of 2027.
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AKY-2519:
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Expect to commence Phase 1b BActinium-2 basket trial in lung and other B7-H3 expressing solid tumor cancers in the second half of 2026.
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Expect preliminary data from Phase 1b mCRPC clinical trial in 2027.
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Early pipeline:
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Two programs tracking toward development candidate nomination and commencement of IND-enabling activities in the first quarter of 2027.
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Corporate:
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In-house Good Manufacturing Practices (GMP) facility expected to be operational in the second half of 2026 as part of the Company’s hybrid manufacturing strategy to expand capabilities and support clinical supply demand.

Second quarter 2026 financial results

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Cash position: Cash, cash equivalents, and marketable securities were $517.3 million as of June 30, 2026, compared to $226.8 million as of December 31, 2025. The increase in cash, cash equivalents, and marketable securities reflects net proceeds from the Company’s initial public offering in January 2026, primarily offset by cash used in operations. The Company’s cash, cash equivalents, and marketable securities as of June 30, 2026, are expected to fund the Company’s operating plan into 2029.
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Collaboration revenue: Collaboration revenue was $3.4 million for the quarter ended June 30, 2026, compared to $1.6 million for the comparable prior-year period. The increase of $1.8 million was attributable to continued advancement of the Company’s research collaboration with Eli Lilly and Company, with revenue recognized over time using the cost incurred input method.
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R&D expenses: Research and development expenses were $25.3 million for the quarter ended June 30, 2026, compared to $18.6 million for the comparable prior-year period. The increase of

$6.7 million was primarily driven by ongoing operations of the Company’s Phase 1b clinical trial for AKY-1189 and the IND-enabling studies and initiation of clinical trials for AKY-2519.
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G&A expenses: General and administrative expenses were $7.0 million for the quarter ended June 30, 2026, compared to $3.9 million for the comparable prior-year period. The increase of $3.1 million was primarily due to higher employee-related costs (including stock-based compensation) associated with increased hiring to support the Company’s growth, as well as increased expenses related to operating as a public company.
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Net loss: Net loss was $24.1 million for the quarter ended June 30, 2026, compared to $18.1 million for the comparable prior-year period. The increase in net loss of $6.0 million was primarily driven by higher operating expenses offset by interest income, net of $4.8 million in the quarter.

About Aktis’ miniprotein radioconjugate platform

Aktis has developed a proprietary, isotope-agnostic miniprotein radioconjugate platform to selectively deliver the tumor-killing properties of radioisotopes to targeted tumors. Aktis’ therapeutic miniprotein radioconjugates are designed to maximize anticancer activity through high tumor penetration coupled with internalization and retention in cancer cells, while rapidly clearing from normal organs and tissues. The Aktis platform further enables clinicians to visualize and verify target engagement with imaging isotopes prior to exposure to therapeutic radioisotopes. Leveraging this platform, and its patient-first end-to-end clinical supply chain built for resiliency and scalability, Aktis is advancing a pipeline of next-generation targeted radiopharmaceuticals to address the unmet needs of patients across a broad spectrum of solid tumors.

About Aktis Oncology

Aktis Oncology, Inc. is a clinical-stage oncology company focused on expanding the breakthrough potential of targeted radiopharmaceuticals to large patient populations, including those not addressed by existing platform technologies. Aktis’ most advanced clinical-stage pipeline program, AKY-1189, is a miniprotein radioconjugate targeting Nectin-4, with multi-indication potential across multiple tumor types, including locally advanced or metastatic urothelial cancer, breast cancer, and other solid tumor cancers. Aktis’ second clinical-stage pipeline program, AKY-2519, is a miniprotein radioconjugate targeting B7-H3 expressing tumors, including prostate, lung, and other solid tumors. Aktis has a discovery collaboration with Eli Lilly and Company to leverage Aktis’ miniprotein platform to develop novel radioconjugates outside of its proprietary pipeline. For more information, please visit www.aktisoncology.com.

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations about the timing of ongoing and planned clinical trials and regulatory filings, goals to develop and commercialize its product candidates, its liquidity and capital resources, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to the commencement and completion of the Company’s ongoing and planned clinical trials, the Company’s limited operating history, its ability to generate positive clinical trial results for its product candidates and other risks inherent in clinical development, the timing and scope of regulatory approvals, changes in laws and regulations to which the Company is subject, competitive pressures, risks relating to business interruptions, and other risks set forth under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings with the Securities and Exchange Commission. The Company’s actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

AKTIS ONCOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Collaboration revenue	$3,384	$1,601	$6,611	$3,048
Operating expenses:
Research and development	25,280	18,628	45,316	34,491
General and administrative	7,003	3,936	12,900	7,663
Total operating expenses	32,283	22,564	58,216	42,154
Loss from operations	(28,899)	(20,963)	(51,605)	(39,106)
Other income (expense):
Interest income	4,765	2,908	9,149	6,079
Other expense, net	(10)	(20)	(13)	(33)
Total other income, net	4,755	2,888	9,136	6,046
Net loss	$(24,144)	$(18,075)	$(42,469)	$(33,060)

AKTIS ONCOLOGY, INC.

BALANCE SHEET DATA

(In thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents, and marketable securities	$517,320	$226,787
Total assets	557,596	264,885
Total liabilities	72,758	77,625
Total stockholders' equity and redeemable convertible preferred stock	$484,838	$187,260

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